UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐    Definitive Proxy Statement
☑    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a‑12
SIGNATURE OFFICE REIT, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
☑    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)    Title of each class of securities to which transaction applies:
(2)    Aggregate number of securities to which transaction applies:
(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)    Proposed maximum aggregate value of transaction:
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☐    Fee paid previously with preliminary materials.
☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify     the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)    Amount Previously Paid:
(2)    Form, Schedule or Registration Statement No.:
(3)    Filing Party:
(4)    Date Filed:

May 30, 2014

Dear Signature Office REIT Stockholder:

Your Vote Counts! Please Vote Your Proxy Today!

As a stockholder of Signature Office REIT, Inc. we hope you will participate in the important decisions related to your investment by casting your vote for the proposals in the Signature Office REIT, Inc. Proxy Statement.

These proposals will be presented at the Annual Stockholder Meeting of Signature REIT, which will take place at 1:30 p.m. (ET), Wednesday, August 6, 2014, at the Atlanta Marriott Norcross located at 475 Technology Parkway, NW, in Norcross, Georgia. Included as part of your 2014 Signature REIT proxy package are:

•	Your proxy voting card(s)

•	The 2014 proxy statement

After you have reviewed the materials, please promptly submit your proxy vote. You may do so by Internet at www.SignatureREIT.com/proxy, by telephone at 800-337-3503 (toll-free), or by returning your completed and signed proxy card by mail. You will need to refer to your proxy control number(s) when voting online or by phone, so please keep your proxy card handy. Voting promptly online or by telephone can help to minimize the costs to Signature REIT as we seek to obtain the votes required to conduct the stockholder meeting.

Please note that if there are multiple Signature REIT stockholder accounts represented at your address, you will find a unique proxy card enclosed for each account. In order to have the vote of all shares represented, you will need to enter the vote for EACH of these proxy cards separately.

Should you have any questions about the proxy materials, please call one of our Shareholder Services Specialists Monday through Friday at 855-328-0109.

Your trust and confidence in Signature REIT are greatly appreciated.

Sincerely,

Frank M. Bishop
Chairman of the Board of Directors
Signature Office REIT, Inc.

Enclosures

P.O. Box 219536 Kansas City, MO 64121-9536 Tel: 855-328-0109 www.SignatureREIT.com